Exhibit 97.1
GENERAL MILLS, INC.
MANDATORY

EXECUTIVE COMPENSATION

CLAWBACK

POLICY
Effective December 1, 2023
Policy
The Board of Directors (the “Board”) of General Mills, Inc. (the “Company”) has

adopted this Mandatory Executive
Compensation Clawback Policy (this “Policy”) pursuant to Rule 10D

-1 of the Securities and Exchange Act of 1934, as amended (the
“Exchange Act”), the Securities and Exchange Commission regulations promulgated thereunder, and applicable New

York

Stock
Exchange (“NYSE”) listing standards. This Policy,

together with the Company’s Voluntary

Executive Compensation Clawback
Policy, shall constitute the

Company’s “Executive Compensation

Clawback Policy.”
Administration
This Policy will be administered by the Compensation and Talent

Committee of the Board (the “Committee”). Any
determinations made by the Committee will be final and binding on all affected individuals.
Definitions
“Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any
financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in
previously issued financial statements that (i) is material to the previously issued financial statements (commonly referred to as a “Big
R” restatement), or (ii) would result in a material misstatement if the error were corrected in the current period or left uncorrected in
the current period (commonly referred to as a “little r” restatement).

“Covered Executive” means each of the Company’s

current and former Section 16 Officers.
“Erroneously Awarded

Compensation” means, with respect to each Covered Executive in connection with an Accounting
Restatement, the excess of the amount of Incentive-Based Compensation received by the Covered Executive during the Lookback
Period over the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on
the restated amounts, computed without regard to any taxes paid. For

Incentive-Based Compensation based on stock price or total
shareholder return, where the amount of Erroneously Awarded

Compensation is not subject to mathematical recalculation directly from the information in an Accounting Restatement: (i) the amount must be based on a reasonable estimate of the effect of the
Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received,
and (ii) the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation
to NYSE.
“Financial Reporting Measures” are any measures that are determined and presented in accordance with the accounting
principles used in preparing the Company’s

financial statements, and any measures derived wholly or in part from such measures.
Stock price and total shareholder return are also Financial Reporting

Measures. A Financial Reporting Measure need not be presented within the financial statements or included in a filing with the SEC.
“Incentive-Based Compensation” is any compensation that is granted, earned, or vested based wholly or in part upon the
attainment of a Financial Reporting Measure.

“Lookback Period” means the three completed fiscal years immediately preceding the Required Restatement Date and any
transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years.

A “Recoupment Event” occurs when the Company is required to prepare an Accounting Restatement.

“Required Restatement Date” means the earlier to occur of: (i) the date the Company’s Board, a committee of

the Board, or
the officer(s) of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement,

or (ii) the date a court, regulator, or other legally
authorized body directs the Company to prepare an Accounting Restatement.

“Section 16 Officer” is defined as a “officer” of

the Company within the meaning of Rule 16a-1(f) under the Exchange Act.

Amount Subject to Recovery
The Incentive-Based Compensation that is subject to potential recovery under this Policy includes such compensation that is
received by a Covered Executive (i) on or after October 2, 2023 (even if such Incentive-Based Compensation was approved, awarded
or granted prior to this date), (ii) after the individual became a Covered Executive

,

(iii) if the individual served as a Section 16 Officer
during the performance period for such Incentive-Based Compensation and (iv) while the Company has a class of securities listed on a national securities exchange or national securities association.

The amount of Incentive-Based Compensation subject to recovery from a Covered Executive upon a Recoupment Event is
the Erroneously Awarded

Compensation, which amount shall be determined by the Committee.

For purposes of this Policy,

Incentive-Based Compensation is deemed “received” in the Company’s fiscal period during
which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant
of the Incentive-Based Compensation occurs after the end of that period.
Recovery of Erroneously Awarded

Compensation
Promptly following a Recoupment Event, the Chief Human Resources Officer

(CHRO) shall oversee (i) a calculation of the
applicable amount of Erroneously Awarded

Compensation (as defined above) for each Covered Executive;

and (ii) the preparation of
a report for the Committee showing the calculation of the Erroneously Awarded

Compensation for each Covered Executive along with
any applicable Limited Exemptions. The Committee will review the report and determine the amount of Erroneously Awarded
Compensation for each Covered Executive.

The Company will provide each such Covered Executive with a written notice of such
amount and a demand for repayment or return. Upon receipt of such notice, each affected Covered Executive shall promptly repay

or
return such Erroneously Awarded

Compensation to the Company.

If such repayment or return is not made within 60 days, the Company shall recover Erroneously Awarded

Compensation in a
reasonable and prompt manner using any lawful method determined by the Committee.

Limited Exceptions
Erroneously Awarded

Compensation will be recovered in accordance with this Policy unless the Committee determines that
recovery would be impracticable and one of the following conditions is met:
●
the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered,
provided the Company has first made a reasonable effort

to recover the Erroneously Awarded

Compensation; or
●
the recovery would likely cause a U.S. tax-qualified retirement plan to fail to meet the requirements of Internal Revenue
Code Sections 401(a)(13) and 411(a) and

the regulations thereunder.
Reliance on any of the above exemptions will further comply with applicable listing standards, including without limitation,
documenting the reason for the impracticability and providing required documentation to NYSE.
No Insurance or Indemnification
Neither the Company nor any of its direct or indirect subsidiaries, will indemnify any Covered Executive against the loss of
any Erroneously Awarded

Compensation (or related expenses incurred by the Covered Executive) pursuant to a recovery of
Erroneously Awarded

Compensation under this Policy,

nor will the Company or any of its direct or indirect subsidiaries pay or reimburse a Covered Executive for any insurance premiums on any insurance policy obtained by the Covered Executive to protect
against the forfeiture or recovery of any compensation pursuant to this Policy.
Interpretation
The Committee is authorized to interpret and construe this Policy and to make all determinations necessary,

appropriate, or
advisable for the administration of this Policy.

This Policy shall be applied and interpreted in a manner that is consistent with the requirements of Rule 10D-1 and any applicable regulations, rules or standards adopted by SEC or the rules of any national securities
exchange or national securities association on which the Company’s securities are listed. In the event that this Policy does not meet the requirements of Rule 10D-1, the SEC regulations promulgated thereunder,

or the rules of any national securities exchange or national securities association on which the Company’s

securities are listed, this Policy shall be deemed to be amended to meet such
requirements.
Indemnification of Policy Administrators

Any members of the Committee who participate in the administration of this Policy shall not be personally liable for any
action, determination or interpretation made with respect to this Policy and shall be fully indemnified by the Company to the fullest
extent permitted under applicable law and Company policy with respect to any such action, determination or interpretation. The
foregoing shall not limit any other rights to indemnification of the members of the Committee under applicable law or Company
policy.
Amendment; Termination
The Committee may amend this Policy in its discretion and shall amend this Policy as it deems necessary to comply with the
regulations adopted by the SEC under Rule 10D-1 and the rules of any national securities exchange or national securities association
on which the Company’s securities are

listed. The Committee may terminate this Policy at any time. Notwithstanding anything herein
to the contrary, no

amendment or termination of this Policy shall be effective if that amendment or termination would cause the
Company to violate any federal securities laws, SEC rules or the rules of any national securities exchange or national securities
association on which the Company’s

securities are listed.
Other Recoupment Rights
Any right of recoupment under this Policy is in addition to, and not in lieu of (i) any other remedies or rights of recoupment that may
be available to the Company pursuant to the terms of any similar provision in any employment agreement or any other compensatory
plan or agreement, (ii) any recoupment that may be due under the Company’s

Voluntary

Executive Compensation Clawback Policy,
and (iii) any other legal remedies available to the Company.

To the extent

that application of this Policy would provide for recovery of
Erroneously Awarded

Compensation that the Company recovers pursuant to another policy or provision,

the amount that is recovered
will be credited to the required recovery under this Policy.

This Policy shall not create or provide any rights to those subject to it or any third parties.
Successors
This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors,
administrators or other legal representatives.

ACKNOWLEDGMENT TO
GENERAL MILLS, INC.
MANDATORY

EXECUTIVE COMPENSATION

CLAWBACK

POLICY
By signing below,

the undersigned acknowledges and confirms that the undersigned has received and reviewed a copy of the
General Mills, Inc. (the “Company”) Mandatory Executive Compensation

Clawback Policy (as it may be amended and in effect from
time to time, the “Policy”).

By signing this Acknowledgement, the undersigned acknowledges and agrees that the undersigned is and will continue to be
subject to the Policy and that the Policy will apply both during and after the undersigned’s employment with, and provision of services
to, the Company.

In the event of any inconsistency between the Policy and the terms of any employment or other agreement to which the
undersigned is a party, or

the terms of any compensation plan, program or agreement under which any compensation has been granted,
awarded, earned or paid, the terms of the Policy shall govern.

Further, by signing below,

the undersigned acknowledges that the Company will not indemnify the undersigned against the
loss of an Erroneously Awarded

Compensation (as defined in the Policy) and agrees to abide by the terms of the Policy,

including,
without limitation, by forfeiting, returning and/or reimbursing any Erroneously

Awarded

Compensation (as defined in the Policy) to
the Company to the extent required by,

and in a manner consistent with, the Policy.

________________________________
Signature

________________________________
Printed Name
_________________________________
Date